Exhibit 99..1

Press Release

Valaris plc Announces Agreement to Significantly Reduce Debt and Create a Financial Structure
Sustainable for Prolonged Industry Retrenchment and Longer-Term Recovery

Reaches Agreement with Certain of its Noteholders on Prearranged Plan that

Would Reduce Debt by More Than $6.5 Billion

Company Receives DIP Financing of $500 million

LONDON, August 19, 2020 – Valaris plc (NYSE: VAL) (“Valaris” or the “Company”) today announced that it has entered into a binding Restructuring Support Agreement (the “RSA”) and Backstop Commitment Agreement (the “BCA”) with approximately 50% of its noteholders (“Consenting Noteholders”). Valaris will undergo a financial restructuring that is intended to reduce its debt load substantially, support continued operations during the current lower demand environment and provide a robust financial platform to take advantage of market recovery over the long-term.

The RSA and the BCA contemplate, among other items, the full equitization of the Company’s pre-petition revolving credit facility and unsecured notes, a fully backstopped rights offering to noteholders for $500 million of new secured notes, the effective cancellation of existing equity interests in the Company in exchange for, in certain circumstances, warrants for post-emergence equity and payment of trade claims in full in cash.

To implement the terms of the RSA and the BCA, Valaris voluntarily filed for a Chapter 11 financial restructuring (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

Valaris aims to pursue an efficient restructuring process and exit Chapter 11 as soon as possible and is confident that a comprehensive financial restructuring is in the best interest of the Company and its stakeholders in the long-term. Upon consummation of the contemplated restructuring transactions, Valaris will have one of the best balance sheets in the offshore drilling industry.

The Company remains confident that it will be able to maintain liquidity and operate in the ordinary course of business as a result of having approximately $175 million in cash and committed Debtor-in-Possession (“DIP”) financing from certain of its noteholders to provide the Company with an additional $500 million of liquidity, with an option to have no cash interest, to support its operations throughout the Chapter 11 process.

“The substantial downturn in the energy sector, exacerbated by the COVID-19 pandemic, requires that we take this step to create a stronger company able to adapt to the prolonged contraction in the industry, and to continue to enhance our position as overall market conditions improve,” said Tom Burke, President and Chief Executive Officer of Valaris.

Burke continued: “We have taken several steps to right-size and streamline our organization in line with our goal to be the offshore drilling cost leader. Now, we intend to use this restructuring to complement these measures to create a stronger financial structure for the Company. Valaris will continue to serve our customers uninterrupted through this process, delivering safe and reliable operations, through its highly-capable rig fleet.”

Burke concluded: “We appreciate the continued support of all of our stakeholders throughout this process, particularly our employees who continue to provide excellent service to our customers amid challenging market conditions, while upholding the Valaris values of integrity, safety, excellence, respect, ingenuity, and stewardship.”

The Company looks forward to working with its other creditors and stakeholders who have not signed the RSA to advance the Company’s efforts to restructure its balance sheet.

Kirkland & Ellis LLP and Slaughter and May are serving as legal advisors to Valaris in connection with the restructuring. Lazard Ltd. is serving as Valaris’ investment banker and Alvarez & Marsal North America LLC as its restructuring advisor. Kramer Levin Naftalis & Frankel LLP and Akin Gump Strauss Hauer & Feld LLP are serving as legal advisors to the Consenting Noteholders, and Houlihan Lokey Inc. is serving as financial advisor.

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company's claims agent, Stretto, http://cases.stretto.com/Valaris. Questions should be directed to our dedicated restructuring hotline 855-348-2032 (Toll Free) or +1 949-266-6309 (International).

About Valaris plc

Valaris plc (NYSE: VAL) is the industry leader in offshore drilling services across all water depths and geographies. Operating a high-quality rig fleet of ultra-deepwater drillships, versatile semisubmersibles, and modern shallow-water jackups, Valaris has experience operating in nearly every major offshore basin. With an unwavering commitment to safety and operational excellence, and a focus on technology and innovation, Valaris was rated first in total customer satisfaction in the latest independent survey by EnergyPoint Research - the ninth consecutive year that the Company has earned this distinction. Valaris plc is an English limited company (England No. 7023598) with its corporate headquarters located at 110 Cannon Street, London EC4N 6EU. To learn more, visit our website at www.valaris.com.

Cautionary Statements

Statements contained in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words. Such statements are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including the Company’s ability to obtain Bankruptcy Court approval with respect to motions or other requests made to the Bankruptcy Court, the ability of the Company to negotiate, develop, confirm and consummate a plan of reorganization, the effects of the Chapter 11 Cases on the Company’s liquidity or results of operations or business prospects; the effects of the Chapter 11 Cases on the Company’s business and the interests of various constituents, the length of time that the Company will operate under Chapter 11 protection, risks associated with third-party motions in the Chapter 11 Cases, potential outcome of the Company’s evaluation of strategic alternatives and the Company’s debt levels, liquidity and ability to access financing sources, debt restrictions that may limit our liquidity and flexibility, the COVID-19 outbreak and global pandemic, the related public health measures implemented by governments worldwide, which may, among other things, impact our ability to staff rigs and rotate crews, the decline in oil prices during 2020 caused in part by the COVID-19 pandemic and the decisions by certain oil producers to reduce export prices and increase oil production, cancellation, suspension, renegotiation or termination of drilling contracts and programs. In particular, the unprecedented nature of the current economic downturn, pandemic, and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. In addition to the numerous factors described above, you should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our most recent annual report on Form 10-K, as updated in our subsequent quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov or on the Investor Relations section of our website at www.valaris.com. Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statements, except as required by law.

Media Contact:

Dana Gorman / Sydney Isaacs

Abernathy MacGregor

+1 212-371-5999

Investor Contact:

Darin Gibbins

Vice President – Investor Relations and Treasurer

+1 713-979-4623

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